EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, MA


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-2246, 333-41494, 333-76137 and 333-117146) and
Form S-8 (No 333-102402) of PHC, Inc. of our report dated August 12, 2004 (except with respect to the matter discussed in Note M as to which the date is September 20, 2004). Relating to the consolidated financial statements, which appears in the Annual Report to the Shareholders, which is incorporated in this Annual Report on Form 10-KSB.

/s/ BDO Seidman, LLP
Boston, MA

September 23, 2004